EXHIBIT 99.3

MAGNUS INTERNATIONAL RESOURCES INC. ANNOUNCES EXTENSION OF
PRIVATE PLACEMENT WARRANTS

Las Vegas, Nevada – July 27, 2005 - Magnus International Resources Inc. ("Magnus") (“the Company”) (NASD OTC-BB: ‘MGNU’) announces, in relation to its initial private placement offering, that it will be extending the expiry date of the $1 warrants attached to units sold in that private placement.  The board of directors for Magnus resolved, on July 25, 2005, to extend the warrants until October 31, 2005. The Company has also increased the exercise price of such Warrants by $0.025 every month starting on August 1, 2005, for an exercise price of $1.025 on August 1, 2005, $1.05 on September 1, 2005, $1.075 on October 1, 2005 and $1.10 up to October 31, 2005. Magnus’ management decided to extend the expiry date of the Warrants in order to raise additional capital for the Company’s exploration programs in China and to increase the exercise price of the Warrants to encourage the earlier exercise of such Warrants.

ABOUT MAGNUS INTERNATIONAL RESOURCES, INC.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of mineral properties, focusing primarily on gold and copper properties in China.  Under a joint venture agreement with Yunnan Province Nuclear Industry Brigade 209 ("Team 209"), Magnus retains a 90% interest in the Huidong property through its joint venture company, Long Teng Mining Ltd.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS THIS NEWS RELEASE MAY INCLUDE "FORWARD-LOOKING STATEMENTS" REGARDING MAGNUS INTERNATIONAL RESOURCES, INC., AND ITS SUBSIDIARIES, BUSINESS AND PROJECT PLANS. SUCH FORWARD LOOKING STATEMENTS ARE WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED BY SUCH SECTIONS. WHERE MAGNUS EXPRESSES OR IMPLIES AN EXPECTATION OR BELIEF AS TO FUTURE EVENTS OR RESULTS, SUCH EXPECTATION OR BELIEF IS BELIEVED TO HAVE A REASONABLE BASIS. HOWEVER, FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED, PROJECTED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO PRICE VOLATILITY OF GOLD AND OTHER METALS; CURRENCY FLUCTUATIONS; POLITICAL, OPERATIONAL, AND GOVERNMENTAL APPROVAL AND REGULATION RISKS IN CHINA. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND OTHER FACTORS, PLEASE SEE "RISK FACTORS" IN OUR FORM 10-K FOR OUR MOST RECENTLY COMPLETED FISCAL YEAR, ON FILE WITH THE SEC AT WWW.SEC.GOV. THIS DOCUMENT ALSO CONTAINS INFORMATION ABOUT ADJACENT PROPERTIES ON WHICH MAGNUS HAS NO RIGHTS TO EXPLORE OR MINE. INVESTORS ARE CAUTIONED THAT MINERAL DEPOSITS ON ADJACENT PROPERTIES ARE NOT NECESSARILY INDICATIVE OF MINERAL DEPOSITS ON MAGNUS' PROPERTIES.